Exhibit 99.2

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

OMNI HOME HEALTH HOLDING, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	1
CONSOLIDATED STATEMENTS OF OPERATIONS	2
CONSOLIDATED STATEMENTS OF CASH FLOWS	3
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS	4

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2013
	(UNAUDITED)	December 31, 2012
ASSETS
Current assets
Cash	$2,008,546	$4,739,703
Patients accounts receivable, net	23,255,835	23,288,636
Income tax receivable	604,999	605,000
Deferred income taxes	20,000	20,000
Prepaid expenses and other current assets	1,728,875	276,850
Total current assets	27,618,255	28,930,189

Property, plant and equipment, net	2,617,844	3,001,249
Note receivable	459,000	459,000
Non-compete agreements	526,433	746,424
Goodwill	24,500,000	24,500,000
Licenses	17,433,863	17,433,863
Trade names	5,300,000	5,300,000
Other assets	222,487	311,777
Total assets	78,677,882	80,682,502

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Current maturies of long-term debt	95,312,500	95,312,500
Line of credit	8,450,000	8,450,000
Accounts payable	2,493,075	4,005,486
Accrued wages and benefits	9,267,007	7,863,211
Accrued interest and credit agreement fees	12,832,319	5,518,852
Accrued expenses and other liabilities	3,705,604	4,911,606
Due to sellers	-	2,534,232
Deferred revenue	3,757,648	5,221,554
Total current liabilities	135,818,153	133,817,441

Interest rate swap liability	385,088	385,088
Deferred income taxes	4,665,000	4,665,000
Total liabilities	140,868,241	138,867,529

Stockholder's deficit
Additional paid in capital	75,530,534	75,422,535
Retained deficit	(137,014,899)	(132,788,049)
Accumulated other comprehensive loss	(385,088)	(385,088)
Total stockholder's deficit	(61,869,453)	(57,750,602)
Noncontrolling interest	(320,906)	(434,425)
	(62,190,359)	(58,185,027)
Total liabilities and stockholder's deficit	$78,677,882	$80,682,502

See accompanying notes to consolidated financial statements

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Month Period Ended September 30,
(UNAUDITED)

	2013	2012
Net patient service revenue	$109,227,731	$114,029,897
Expenses:
Cost of revenue	87,066,746	88,145,393
Operating expense	21,385,624	25,160,526
Restructuring expense	430,288	1,088,199
Credit agreement default fees and expenses	3,903,180	932,749
Transaction costs	10,312	23,008
	112,796,150	115,349,875

Income (loss) before other expense and income taxes	(3,568,419)	(1,319,978)

Other expense
Interest expense	6,710,009	6,711,924
Lawsuit settlement gain	(6,119,690)	-
Other income and expense	(210,309)	13,739
	380,010	6,725,663

Income (loss) from continuing operations before income taxes	(3,948,429)	(8,045,641)

Provision for income taxes	184,334	716,480

Income (loss) from continuing operations	(4,132,763)	(8,762,121)

Gain from sale of discontinued operations, net of tax	-	47,338
	-	47,338

Net Income (loss)	(4,132,763)	(8,714,783)

Less net income (loss) attributable to noncontrolling interest in subsidiaries	94,090	(67,179)

Net income (loss) attributable to OMNI Home Health Holdings, Inc. and it controlling interests in subsidiaries	$(4,226,853)	$(8,647,604)

See accompanying notes to consolidated financial statements

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Month Period Ended September 30,
(UNAUDITED)

	2013	2012
Cash flows from operating activities
Net loss	$(4,226,853)	$(8,647,604)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation	910,788	1,329,814
Amortization of non-compete agreements	219,992	224,444
Home health license certification	-	(202,027)
Equity based compensation expense	108,000	108,000
Gain on sale of discontinued operation	-	(47,338)
Changes in assets and liabilities
Accounts receivable	(6,282)	(272,333)
Prepaid expenses and other assets	(1,323,674)	833,723
Accounts payable	(1,512,410)	1,285,809
Deferred revenue	(1,463,901)	(6,167)
Accrued expenses and other liabilities	5,090,565	4,002,023
Net cash used by operating activities	(2,203,775)	(1,391,656)

Cash flows from investing activities
Purchases of property and equipment	(527,382)	(937,365)
Net cash used in investing activities	(527,382)	(937,365)

Cash flows from financing activities
Payments of long-term debt	-	(1,218,750)
Net cash used by financing activities	-	(1,218,750)

Net decrease in cash	(2,731,157)	(3,547,771)

Cash at beginning of period	4,739,703	6,245,466

Cash at end of period	$2,008,546	$2,697,695

Supplemental disclosure of operating information
Additional paid in capital from OMNI Acquisition for stock based compensation	108,000	108,000

See accompanying notes to consolidated financial statements

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization:  OMNI Home Health Holdings, Inc. and its affiliates (the “Company”) are providers of home health nursing, physical, speech and occupational therapy services.  The Company is headquartered in Madison, Tennessee and its home health agencies service patients throughout the states of Florida, Georgia, Illinois, Indiana, Ohio, Pennsylvania, Missouri and Tennessee.  The Company operates as one business segment.

Effective December 6, 2013, the Company was sold.  See Note 15 for additional details.

Basis of Presentation and Noncontrolling Interests: The unaudited consolidated financial statements for the nine months ended September 30, 2013 and 2012 include the accounts of OMNI Home Health Holdings, Inc. and its wholly owned subsidiaries Omni Home Health Services, LLC (“OMNI”) and SunCrest Healthcare, Inc. (“SunCrest”).  Business combinations are included in the consolidated financial statements from the respective dates of acquisition.  All intercompany transactions and balances have been eliminated in the consolidation.

SunCrest entities have the following equity investments:  40% of Silverlink, LLC; 60% of Southside Medical Center, Inc.; 49% of Freedom Management Associates, LLC; 65% of South Home Holdings, LLC, and 97% of Trigg County Home Health, Inc.

The unaudited consolidated financial statements include subsidiaries the Company has a controlling financial interest in those that are less than wholly owned.  A controlling financial interest in a subsidiary less than majority owned may also exist if the Company has a majority of the voting interests, the power to direct the activities, and the obligation to absorb expected losses.  A noncontrolling interest in a subsidiary is the portion of equity (net assets) and results from operations that are not directly owned by the Company.

The accompanying financial statements have been prepared on the same basis as the annual audited financial statements, and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s results of operations and cash flows.  The results are not necessarily indicative of results to be expected for the years ended December 31, any other interim period, or any future year or period.

Cost of Revenue and Operating Expenses: Cost of revenue includes expenses associated with the operation of local home health branches including compensation and benefits related to direct employees (nurses, physical therapists, and other clinical employees) and indirect employees (office coordinators, schedulers, marketers, and other  local branch employees), contract services, medical director fees,  medical supplies, utilities, rents, and other expenses.  Operating expense includes expenses associated with corporate office support services including compensation and benefits for corporate office employees (including executive staff, accounting, billing and collections, payroll, accounts payable, information technology, legal and compliance, human resources), utilities, rents, and other expenses related to support services.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

Restructuring Expenses and Obligations:  Restructuring activities are programs whereby the Company fundamentally changes their operations, such as closing facilities and re-alignment of the management structure of the business.  The Company expenses these costs as they are incurred along with accruing the present value of future contractual payments owed under the restructuring activities.

Discontinued Operations:  As a result of exiting certain markets and the sale of a service office location, all corresponding disclosures have been adjusted to exclude the balances and activity of these locations.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period.  These estimates and assumptions may change in the near future resulting in different actual results.  Estimates that are more susceptible to change in the near term are the collectability of receivables, reserves for self-funded medical and worker compensation claims and the carrying amount of goodwill and intangible assets.

Fair Value of Financial Instruments:  The Company's carrying amount for its financial instruments, which include cash, accounts receivable, accounts payable, interest rate swap liability, stock warrants and long-term debt approximates fair value.

Cash: The Company has noninterest bearing checking account deposits with local and national banks. The Company’s account balances exceeded the FDIC insured limits.
Accounts Receivable and Revenue Recognition:  The Company’s receivables are primarily from the Medicare program. Under the Medicare Prospective Payment System ("PPS"), the Company is paid by Medicare based on episodes of care. An episode of care is defined as a length of stay up to sixty days with multiple continuous episodes allowed. A base episode payment is established by the Medicare program through federal legislation for all episodes of care ending on or after the applicable time periods.

With respect to Medicare reimbursement of amounts different than the base episode amount, the change depends upon the completion date of the episode; therefore, changes in reimbursement, both positive and negative, will impact the financial results of the Company up to 60 days in advance of the completion date. The base episode payment is adjusted by applicable regulations including, but not limited to, the following: a case mix adjuster consisting of home health resource groups ("HHRG"), the applicable geographic wage index, low utilization (either expected or unexpected), intervening events, and other factors. The episode payment is also adjusted in the event that a patient is either readmitted by the Company or admitted to another home health agency prior to the expiration of 60 days from the original admission date. The episode payment will be made to providers regardless of the cost incurred to provide care. The services covered by the episode payment include all disciplines of care, in addition to medical supplies, within the scope of the home health benefit.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

A portion of reimbursement from each Medicare episode is billed and cash is typically received before all services are rendered. The Company can submit a Request for Anticipated Payment (RAP) to Medicare when all four following conditions are met:
• After the OASIS assessment is complete
• Once a physician’s verbal orders for home care have been received and documented
• A plan of care has been established and sent to the physician
• The first service visit under the plan has been delivered

Sixty percent of the estimated reimbursement is received based on billing for the initial episode of care per patient. For any subsequent episodes of care contiguous with the first episode of care for the patient, the Company receives fifty percent of the estimated reimbursement at initial billing. In each instance, the remaining reimbursement is received upon completion of the episode and applicable final episode billing.

Gross revenue is recorded on an accrual basis based upon the applicable date of service and at amounts equal to the initial HHRG estimate of reimbursement for each episode.  Adjustments are recorded for the difference between the initial HHRG and the final actual services rendered on all completed episodes and an allowance amount is estimated for anticipated adjustments on incomplete episodes based on a rolling six-month average of actual Medicare adjustments.

The Company is subject to changes in government legislation that could impact Medicare payment levels and changes in payor patterns that may impact the level and timing of payments for services rendered.

The Company has agreements with various third-party payors. Such agreements provide for the payment of services rendered at amounts different than the Company's established rates. For third-party payors with which the Company does not have a contract, the Company is paid at the payors' out-of-network rates or their "reasonable and customary" rates which are typically less than the Company's established rates.

Gross revenue is recorded on an accrual basis based upon the applicable date of service and at amounts equal to the Company’s established billing rates for the services rendered. Allowances and contractual adjustments are recorded for the differences between such established rates and the amounts estimated to be payable by the third-party payor and are deducted from gross revenue to determine net patient service revenue.

Deferred Revenue:  The amount of revenue recognized for episodes of care which are incomplete at period end is based on the pro ration of the number of visits in the episode which have been completed as of the period end date.  Unearned revenue from incomplete episodes at period end is recorded as deferred revenue until earned.  Because of the potential for changes in base episode payments referred to above and the complexity of the regulations, the amount originally recorded as net revenue and accounts receivable may be subject to revision as additional information becomes known.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

Collectibility of Accounts Receivable:  The Company records receivables based on services provided to the patients. Interest is not normally charged on receivables. The process of estimating the ultimate collectability of accounts receivable involves judgment, with the greatest subjectivity related to non-Medicare accounts receivable.  The allowances for estimated contractual and doubtful accounts are determined by management based on terms of payor classification and historical collection and write-off experience.  Receivables are written off when they are determined uncollectible.  Accounts receivable are recorded net of a $11,962,000 and $10,741,000 allowance at September 30, 2013 and 2012, respectively.

Property, Plant and Equipment and Depreciation Expense:  Property, plant and equipment are recorded at cost.  Major improvements and betterments to capital assets are capitalized.  Expenses for maintenance and repairs which do not extend the lives of the related assets are charged to expense as incurred.  When properties are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized.

Depreciation expense is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.  Leasehold improvements are amortized over the shorter of the lease term or the useful life of the related asset.

Debt Issuance Costs:  Debt issuance costs represent the costs incurred in connection with the issuance of the Company's long-term debt and are amortized to interest expense using the straight-line method, which approximates the effective interest rate method, over the term of the related debt.    In the period ended September 30, 2012, and in connection with the Company’s credit agreement default, the remaining unamortized debt issuance costs were expensed to interest.

Goodwill and Intangible Assets:  Goodwill represents the excess of purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets of acquired businesses. Identifiable intangible assets consist of acquired home health licenses and tradenames that are initially measured at fair value. Goodwill and intangible assets have indefinite useful lives and will not be amortized but will be subject to annual impairment tests based on their estimated fair values.
Home Health Licenses and Certificates of Need:  The Company capitalizes legal and professional expenses incurred in the process of filing certificate of need applications for new home health licenses.  At the time the Company abandons its efforts to obtain such licenses, the accumulated costs incurred are expensed. For successful applications, the accumulated costs are recorded as an intangible asset (e.g. licenses).  During 2012, a license to perform private home care services in Kentucky was obtained, and the Company capitalized $133,863 of costs related to this license.

Income Taxes: The Company is a corporation and files a consolidated federal income tax return that includes all wholly-owned subsidiaries.  State income tax returns are filed individually by the Company’s subsidiaries in accordance with state statutes.

Covenant Not to Compete:  In conjunction with certain of its acquisitions, the Company will obtain agreements from the former owners of the acquired companies under which such former owners agree not to compete with the Company for a period of years post-closing. Such covenants not to compete are recorded at their estimated fair value and amortized over the period covered by the agreement. During 2012, a noncompete agreement with an unamortized value of $64,444 was expensed.  Amortization expense was recognized for the nine month period ended September 30, 2013 and 2012 was $219,992 and $224,444, respectively.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

Long-Term Assets:  Long-lived assets, such as property, plant and equipment and acquired intangibles subject to amortization, are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events or changes in circumstances that would trigger an impairment review include, but are not limited to, a significant under-performance relative to expected and/or historical results, significant negative industry or economic trends, or knowledge of transactions involving the sale of similar property at amounts below the Company's carrying value.  Assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.  As part of the Company's review of the performance on individual locations, an evaluation is performed to assess the recoverability of the carrying amount of its long-lived assets and impairment charges are recorded as identified.  During 2012, management impaired a non-compete agreement. At December31, 2012, management determined that no impairment related to property, plant and equipment or the value of the remaining non-compete agreements had occurred.

Interest Rate SWAP Contracts:  The Company utilizes derivative financial instruments to manage interest rate risk.  The derivatives, or interest rate swaps, are held only for the purpose of hedging interest rate risk and are not held for speculative investment purposes.  As more fully discussed in Note 6, the Company records the fair values of the swaps as either assets or liabilities on their consolidated balance sheet.  The Company has designated the cash flow hedge method of accounting treatment for their swaps and therefore the changes in the fair value of the swaps are reported in the accumulated other comprehensive loss section of stockholder’s deficit on the Company’s consolidated balance sheet.

Equity Based Compensation: The Company measures the fair value of the equity awards at grant date and recognizes the compensation expense over the applicable vesting period.
Litigation:  From time-to-time, the Company is involved in litigation arising in the normal course of business.  After consultation with legal counsel, it is management's opinion that these matters will be resolved without having a material adverse effect on the Company's financial position.

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Company grants credit without collateral to its patients, most of who are local residents in its licensed service areas and are insured under third-party payor arrangements. A portion of its receivables are actually due directly from the patient (typically patient balances are due to deductibles and co-insurance provisions required under the patient's third-party insurance coverage).  This exposure to credit risk is affected by conditions in the healthcare industry, throughout the United States.

Approximately 73% and 79% of net patient service revenue in 2013 and 2012, respectively, were reimbursed under arrangements with Medicare, a third-party payor government program.  Approximately 70% and 77% of net accounts receivable were due from Medicare at September 30, 2013 and 2012, respectively.  Although management does not expect Medicare to discontinue funding for services provided, the loss of funding or a significant decrease in the volume of business or related reimbursement could have a significant impact on operations.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

NOTE 3- PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consists of the following:
	2013	2012

Land and building	$-	$75,000
Leasehold improvements	529,732	422,635
Medical equipment	1,021,580	813,316
Furniture and fixtures	1,380,832	1,103,100
Computer and software	6,908,905	4,855,235
	9,841,049	7,269,286
Less accumulated depreciation	(7,223,204)	(4,268,037)

Property, plant and equipment, net	$2,617,844	$3,001,249

Depreciation expense was $910,788 and $1,329,814 in the nine month period ended September 30, 2013 and 2012, respectively.

NOTE 4 - LONG-TERM DEBT
Term and Revolving Loans At September 30, 2013, the Company had a credit facility with General Electric Capital Corporation and other lenders (collectively the Lender).
The credit agreement provides for a $97,500,000 term loan and up to a $20,000,000 revolving commitment reduced by outstanding letters of credit.  The Company’s credit facility with the Lender is secured by stock of OMNI Acquisition, with the Company and subsidiaries as guarantors.  (See Note 15 for additional details).

The Company is also subject to various fees including an unutilized revolving credit fee and a letter of credit fee that are paid quarterly.

The credit agreement requires the Company to meet certain financial covenants on a quarterly and annual basis.  These covenants include leverage ratio maximums, fixed charge coverage ratio minimums, and annual allowable capital expenditures thresholds.  At September 30, 2013, the Company continued to be out of compliance with these financial covenants and in default of the credit agreement.  In conjunction the credit agreement default the term and revolving loans are classified as a current liability on the consolidated balance.

The Company made their scheduled term loan principal payment of $1,218,750 due on January 1, 2012, however, did not make the scheduled term loan principal payment due April 1, 2012.  The Company did not make any further principal payments.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

On May 18, 2012, the Company entered into a forbearance agreement with the Lender. Under the forbearance agreement the Company was required to maintain minimum cash balances, increase their financial reporting, engage a consultant to assist the Lender in assessing the Company’s ability to repay the credit agreement loans and scheduled payments for certain obligations due under the credit agreement. In the nine month period ended September 30, 2012 the Company incurred $3,903,180 of legal expenses, consulting fees and Lender default charges in connection with the forbearance agreement.

Interest was 8.50% for the term loan and 8.50% for the revolver loan at September 30, 2013. As of September 30, 2013, the Company had outstanding letters of credit of $1,650,000.
On May 7, 2013, the Company entered into an amendment to the credit agreement. Under this amendment, the Lender obtained voting rights of the Company, required the Company to deliver the $3,585,452 of sale proceeds received from the indemnity escrow account in conjunction with the settlement agreement and mutual release with the sellers of a 2011 acquisition and required the Company to engage an investment banker to assist the Company in the sale of the business. In the interim, the Company continues to focus on improving operational performance through various cost cutting measures.

From May 8, 2013 to December 6, 2013, the Lender released $3,585,452 of indemnity escrow sale proceeds to the Company to pay certain legal and professional fees in conjunction with the sale of the business.

Note Payable
The Company has an unsecured note payable to the former owner of an acquired business due in two annual installments of $125,000 on April 4, 2012 and April 4, 2013. Interest is due annually at a rate of 3.25%. The Company did not make the scheduled installment payment due April 4, 2012 and is in default under the terms of the note payable agreement. In conjunction with the note payable agreement default, the note payable is classified as a current liability on the consolidated balance sheet at September 30, 2013. No payments have been made under this note payable agreement in 2012 or 2013.

Long-term debt consists of the following:
	2013	2012

Term loan	$95,062,500	$95,062,500
Revolving loan	8,450,000	8,450,000
Note payable	250,000	250,000
	103,762,500	103,762,500
Less current portion	(103,762,500)	(103,762,500)

Long-term debt	$-	$-

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

The Company maintains a profit-sharing plan that provides for employee contributions under Section 401(k) of the Internal Revenue Code.  The plan covers substantially all eligible employees of Omni.  The Company has the option to make discretionary profit sharing contributions.  The Company did not authorize any profit sharing contributions in 2012 or 2013.

NOTE 5 - INTEREST RATE SWAP CONTRACTS

The Company enters into contractual arrangements (derivatives) to hedge its exposure to market interest rate risk. The interest rate swaps involve the exchange of floating for fixed rate interest payments that are fully integrated with an underlying floating rate note to effectively convert floating rate debt into fixed rate debt.  The swaps are denominated in U.S. dollars and the contracts are with major financial institutions.

Changes in the cash flows of the interest rate swaps are expected to be highly effective at offsetting the changes in overall cash flows attributable to fluctuations in the interest rates on the Company's variable rate debt. The Company has designated their interest rate swap contracts as cash flow hedges, and as such, the fair value of the swap contracts are included in the consolidated balance sheet as either assets or liabilities with the change in fair value reported in the accumulated other comprehensive loss section of stockholder’s deficit on the Company’s consolidated balance sheet.  The ability of the Company to realize the benefits of these contracts are dependent upon the creditworthiness of the counter-party which the Company expects will perform in accordance with the terms of their contracts.

On August 19, 2011, The Company entered into an interest rate cap and two interest rate swap contracts to hedge its exposure to market interest rate risk.

Beginning on January 1, 2013, and through the expiration date of September 30, 2014, The Company fixed its interest rates with two interest rate swap contracts.  Under these contracts, if the LIBOR rate exceeds 1.78% (the fixed rate), The Company will receive the funds equal to the excess of LIBOR over the fixed rate of the contract times the notional amount of the contract.  If the fixed rate exceeds LIBOR, The Company will be required to pay funds equal to the excess of the fixed rate over the LIBOR of the contract times the notional amount of the contract.  Settlement payments under these contracts are made on a quarterly basis.  These contracts were cancelled due to the Company defaulting on their debt obligation.

NOTE 6 - EMPLOYEE BENEFIT PLAN
The Company maintains a profit-sharing plan that provides for employee contributions under Section 401(k) of the Internal Revenue Code. The plan covers substantially all eligible employees of Omni. The Company has the option to make discretionary profit sharing contributions. The Company did not authorize any profit sharing contributions in 2013 or 2012.

NOTE 7 - SELF INSURANCE
Medical and Prescription Drug Plan
The Company has a self-funded medical and prescription drug plan and the Company acquired stop-loss insurance under this plan limiting its liability to $150,000 per claim and $1,000,000 in aggregate as of September 30, 2013.

Workers’ Compensation Plan
The Company has a self-funded workers’ compensation plan and the Company acquired stop-loss insurance under this plan limiting its liability to $350,000 per claim and $1,050,000 in aggregate as of September 30, 2013.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

NOTE 8 - PROFESSIONAL LIABILITY INSURANCE

The Company is insured against professional and general liability claims reported to the insurance carrier during the policy term through December 31, 2013.  For general liability, the policy provides coverage of $1,000,000 per occurrence and $3,000,000 per year in the aggregate with zero deductible owed.  For professional liability, the policy provides coverage of $1,000,000 per occurrence and $3,000,000 per year in the aggregate with zero deductible owed.  Certain coverage for abuse under the professional liability policy has limits of $1,000,000 for each occurrence and $1,000,000 per year in aggregate.  Limits apply separately to professional liability and general liability.  In addition, the Company also carries a separate umbrella policy with a limit of $20,000,000.

NOTE 9 - RELATED PARTY TRANSACTIONS

Additional paid in capital represents amounts contributed by Omni Acquisition to the Company in order to fund business acquisitions and for amounts payable under equity compensation plans to employees of the Company in the form of stock in Omni Acquisition.

The Company had certain transactions with two members who collectively own approximately 90% of the outstanding Class A units of Omni Acquisition.  These two members provide administrative and management services along with certain acquisition and transaction consulting services.  The Company has accrued management fees of $1,500,000 and $250,000 at September 30, 2013 and 2012, respectively, in accrued expenses on the consolidated balance sheet and recorded $670,000 and $36,000 of management fees and expenses in the nine months ending September 30, 2013 and 2012, respectively, included in operating expense on the Company's consolidated statement of operations.  .

NOTE 10 - INCOME TAXES

Uncertain tax positions are recognized and measured under the applicable accounting standards. These provisions require that the Company recognize in its consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based solely on the technical merits of the position.  The Company had no significant uncertain tax positions at September 30, 2013.

The Company recognizes interest and / or penalties related to income tax matters in income tax expense and did not have any amounts accrued for interest or penalties in the nine month period ended September 30, 2013 and 2012, respectively.

The Company does not anticipate any significant changes to the amount of unrecognized tax benefits in the next 12 months.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

NOTE 11 - FAIR VALUE MEASUREMENTS

The Company's derivative financial instruments are reported at fair value on a recurring basis.  The Company also applies fair value techniques to value potential impairment losses related to goodwill and indefinite-lived intangible assets on a non-recurring basis.  Fair value is defined as the price  that would be received by the Company for an asset, or paid by the Company to transfer a liability (as exit price), in an orderly transaction between market participants on the measurement date in the Company's principal or most advantageous market for the  asset or liability. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Unobservable inputs are inputs that reflect the Company's own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

NOTE 12 - GOODWILL AND INTANGIBLE ASSETS
The Company engaged an independent appraiser to assist management in determining the fair values of goodwill and intangible assets as of December 31, 2012 and determined that no impairment existed.
The changes in the carrying amount of goodwill and intangible assets are as follows:
	Goodwill	Licenses	Tradenames	Total
Balance at December 31, 2012	24,500,000	17,433,863	5,300,000	47,100,000
Acquired	-	-	-	-
Balance September 30, 2013	$24,500,000	$17,433,863	$5,300,000	$47,233,863

NOTE 13 – RESTRUCTURING AND DISCONTINUED OPERATIONS

The Company monitors the dynamics of the economy, the healthcare industry, and the markets in which it competes in to access opportunities for improved operational efficiencies and better alignment of revenues and expenses.  In addition, in response to the Company's business acquisition of SunCrest on May 20, 2011, the Company identified certain redundancies that existed as a result of integrating the two businesses.  As a result of these assessments, various restructuring and office closing initiatives have been undertaken to improve the operating efficiency of the Company.

Restructuring

In March 2012, the Company began to vacate its leased former corporate headquarters in Coral Springs, Florida transferring administrative activities to the new corporate headquarters located in Madison, Tennessee.  The Company accrued for the remaining future obligations as restructuring expense under the Coral Springs, Florida lease from the March 2012 cease date through the lease expiration date in November 2015.

During the months of January through May 2012, the Company consolidated their existing service offices in Morristown, Tennessee, Fort Meyers, Florida, Sebring, Florida, Boynton Beach, Florida, Jupiter, Florida, Fort Pierce, Florida, Vero Beach, Florida, Pleasant View, Tennessee, Ocean Way, Tennessee, and Oscola Center, Tennessee into other service location offices.  These office consolidations resulted in the reduction of 77 positions.  In conjunction with these restructuring activities, the Company recorded $1,088,199 of expense related to these service office consolidations in in the nine month period ended September 30, 2012.  At December 31, 2012, the Company accrued a restructuring liability in accrued expenses on its consolidated balance sheet totaling $576,170 for future lease obligations.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 and 2012

NOTE 14 - SUBSEQUENT EVENTS

On November 5, 2013, Almost Family, Inc. (Nasdaq:  AFAM) announced entering into a definitive agreement to acquire the stock of the Company.  The transaction closed on December 6, 2013.  The total purchase price for the Company’s stock was $75,500,000, subject to a working capital adjustment as defined within the purchase agreement.  In conjunction with the sale, the Company was released from all liens and obligations under the credit facility.